UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015

KKR & CO. L.P.
KKR FINANCIAL HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction	001-33437	11-3801844
of incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)
9 West 57th Street, Suite 4200, New York, NY	10019
555 California Street, 50th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

(212) 750-8300
(415) 315-3620
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition.

On October 27, 2015, KKR & Co. L.P. (“KKR”) issued a press release announcing its financial results for the quarter ended September 30, 2015.  While the release may contain certain information regarding KKR Financial Holdings LLC (“KFN”), KFN will be separately reporting its financial results for the quarter ended September 30, 2015 in its quarterly report on Form 10-Q.

The press release is furnished as Exhibit 99.1 to this Report.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 and the exhibit furnished by this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01        Other Events.

On October 27, 2015, KKR announced a change to its distribution policy effective beginning with the distribution anticipated to be declared in early 2016 with respect to the quarter ending December 31, 2015.  Under the new distribution policy, KKR intends to make equal quarterly distributions to holders of its common units in an amount of $0.16 per common unit per quarter.  The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all, that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR or that any particular distribution policy will be maintained.

Separately, on October 27, 2015, KKR announced the authorization of a program providing for the repurchase by KKR of up to $500 million in the aggregate of its outstanding common units.  Under this unit repurchase program, units may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise.  The timing, manner, price and amount of any unit repurchases will be determined by KKR in its discretion and will depend on a variety of factors, including legal requirements, price and economic and market conditions.   KKR expects that the program, which has no expiration date, will be in effect until the maximum approved dollar amount has been used to repurchase common units.  The program does not require KKR to repurchase any specific number of common units, and the program may be suspended, extended, modified or discontinued at any time.

This Current Report on Form 8-K contains forward-looking statements, including with respect to declaration and payment of distributions on common units of KKR and the timing, manner and volume of repurchases of common units pursuant to a repurchase program. The forward-looking statements are based on KKR’s current beliefs, assumptions and expectations, which can change as a result of many possible events or factors, not all of which are known to KKR or are within its control.  The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions or strategic partnerships; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward looking statements speak only as of the date of this Current Report on Form 8-K.  KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this Current Report on Form 8-K, except to the extent required by law.  In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

Item 9.01        Financial Statements and Exhibits.

              (d)       Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release of KKR & Co. L.P., dated October 27, 2015, announcing its results for the quarter ended September 30, 2015 (This exhibit is furnished and not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. L.P.
By: KKR Management LLC, its general partner

By: /s/ William J. Janetschek
		Name:	William J. Janetschek
		Title:	Chief Financial Officer

KKR FINANCIAL HOLDINGS LLC

By: /s/ Thomas N. Murphy
		Name:	Thomas N. Murphy
Date:	October 27, 2015	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release of KKR & Co. L.P., dated October 27, 2015, announcing its results for the quarter ended September 30, 2015 (This exhibit is furnished and not filed)